UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

JOINT CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 28, 2004

LA QUINTA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-9110	95-3419438
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Hidden Ridge, Suite 600, Irving, TX 75038

(Address of principal executive offices and Zip Code)

(214) 492-6600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

LA QUINTA PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-9109	95-3520818
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Hidden Ridge, Suite 600, Irving, TX 75038

(Address of Principal Executive Offices and Zip Code)

(214) 492-6600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

                On September 28, 2004, Mr. Clive D. Bode resigned as a director and Chairman of the respective Boards of Directors of La Quinta Corporation and La Quinta Properties, Inc. (collectively, the “Companies”).  Mr. Bode’s resignation was not due to any disagreement with the Companies.  Mr. Bode was a member of the Audit, Compensation, Executive and Corporate Governance and Nominating Committees of the Companies’ Boards.  He was Chairman of the Corporate Governance and Nominating Committees.

Item 8.01.                       Other Events

                On September 28, 2004, the respective Boards of Directors of the Companies (i) elected Francis W. Cash as Chairman of such Boards of Directors, (ii) designated Mr. James P. Conn as Lead Director of such Boards of Directors, (iii) appointed Mr. William G. Byrnes as Chairman of the Corporate Governance and Nominating Committees of the Companies and (iv) appointed Mr. Terrell B. Jones as a member of the Audit Committees of the Companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrants have duly caused this joint report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated: September 28, 2004	LA QUINTA CORPORATION

	By:	/s/ David L. Rea
David L. Rea
Executive Vice President and
Chief Financial Officer

Dated: September 28, 2004	LA QUINTA PROPERTIES, INC.

	By:	/s/ David L. Rea
David L. Rea
Executive Vice President and
Chief Financial Officer